                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            INFINIUM SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                            INFINIUM SOFTWARE, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 11, 2000
                            ------------------------

     The Annual Meeting of Stockholders of Infinium Software, Inc. (the "Company") will be held on Friday, February 11, 2000, at 3:00 p.m., Boston Time, at The Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

          1. To elect one (1) Class I director to serve for a three-year term or until his or her successor is elected and qualified;

          2. To ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2000; and

          3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on January 3, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          ANNE MARIE MONK,
                                          Clerk

January 11, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 11, 2000
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Infinium Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 11, 2000, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

     The Board of Directors has fixed January 3, 2000 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on January 3, 2000, there were outstanding and entitled to vote 12,321,544 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 1999 IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS NOTICE AND PROXY STATEMENT ON OR ABOUT JANUARY 11, 2000. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF VERONICA ZSOLCSAK, CHIEF FINANCIAL OFFICER, 25 COMMUNICATIONS WAY, HYANNIS, MASSACHUSETTS 02601. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

     As used in this Proxy Statement, the terms "Infinium" and the "Company" refer to Infinium Software, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 30, 1999, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iii) all current directors and executive officers as a group:

                                                                 AMOUNT AND
                                                                   NATURE          PERCENT
NAME OF BENEFICIAL OWNER                                      OF OWNERSHIP (1)   OF CLASS (2)
------------------------                                      ----------------   ------------
5% STOCKHOLDERS
Robert A. Pemberton.........................................     2,223,362(3)        18.2%
  c/o Infinium Software, Inc.
  25 Communications Way
  Hyannis, MA 02601
DIRECTORS AND EXECUTIVE OFFICERS
Frederick J. Lizza (4)......................................       351,346(5)         2.9%
Maria G. Burud..............................................        84,263(6)           *
Terence Joint...............................................        20,896(7)           *
Daniel J. Kossmann (8)......................................       201,213(9)         1.6%
Mark F. Ohrenberger.........................................        28,246(10)          *
John W. Baumstark (11)......................................        35,000             .3%
Manuel Correia..............................................        67,522(12)          *
Roland D. Pampel............................................        32,000(13)          *
Robert P. Schechter.........................................        32,000(14)          *
Robert G. Parker (15).......................................          0.00              *
All executive officers and directors as a group (twelve
  persons)..................................................     3,043,083(16)       24.9%

---------------

  * Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 30, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Applicable percentage of ownership as of November 30, 1999 is based upon 12,232,944 shares of Common Stock outstanding on such date. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after November 30, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 16,499 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999. Includes 175,000 shares held by the Pemberton Family Foundation, Inc., a not-for-profit organization as to which Mr. Pemberton disclaims beneficial ownership, is exempt from tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and the directors and officers of which are Mr. Pemberton and his spouse, Patricia

     Pemberton. Also includes 2,031,863 shares held by The Robert A. Pemberton Family Trust, dated December 30, 1988, of which Mr. Pemberton is a trustee.

 (4) Mr. Lizza ceased to serve as an executive officer of the Company as of July 31, 1999.

 (5) Includes 310,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999.

 (6) Includes 84,263 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999.

 (7) Includes 16,891 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999. Includes 3,600 shares held jointly by Mr. Joint with his spouse, Nelly Alise Joint.

 (8) Mr. Kossmann ceased to serve as an executive officer of the Company as of December 21, 1999.

 (9) Includes 161,213 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999.

(10) Includes 19,985 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999. Also includes 7,824 shares held jointly by Mr. Ohrenberger with his spouse, Anne
     W. Ohrenberger, and 40 shares held by his son Justin C. Ohrenberger.

(11) Mr. Baumstark ceased to serve as an executive officer of the Company as of June 11, 1999.

(12) Includes 59,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999. Includes 1,000 shares held jointly by Mr. Correia with his spouse, Rose Marie Correia, and 7,522 shares held jointly by Mr. Correia with his brother, David Correia.

(13) Includes 31,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999. Includes 1,000 shares held jointly by Mr. Pampel with his wife Carol Pampel.

(14) Includes 31,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 1999. Includes 1,000 shares held jointly by Mr. Schechter with his spouse, Susan Schechter.

(15) Mr. Parker ceased to serve as an executive officer of the Company as of July 15, 1999.

(16) Includes 862,086 shares of Common Stock issuable to all executive officers and directors pursuant to outstanding stock options exercisable within 60 days of November 30, 1999.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the aggregate voting power represented by the shares of Common Stock present or represented at the meeting is required for the election of directors, and the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock present or represented at the meeting is required for each of the other matters which are to be submitted to the stockholders at the meeting.

     The holders of a majority of the shares of Common Stock, issued and outstanding and entitled to vote at the meeting, shall constitute a quorum for transacting business at the meeting. Shares of Common Stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will be treated as shares present and represented.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as a director the one nominee named below, unless authority to vote for the election of this director is withheld by marking the proxy to that effect. The proxy may not be voted for more than one director.

     The Board of Directors is currently fixed at six members. The Board of Directors is divided into three classes, each of which consists of two directors. There are currently two vacancies on the Board of Directors. Each director generally serves for a three-year term. The term of the Class I director will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Manuel Correia is the Class I director; Robert A. Pemberton and Robert P. Schechter are the Class II directors; and Roland D. Pampel is the Class III director.

     The Board of Directors has nominated and recommended that Manuel Correia, who is currently a member of the Board of Directors, be elected as a Class I director, to hold office until the Annual Meeting of Stockholders to be held in 2003 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

     The following table sets forth the name of each nominee for director and each current director, the positions and offices held by the nominee or director, the age of the nominee or director, the year in which each director became a director of the Company, the principal occupation(s) and business experience for the past five years of the nominee or director, the calendar year in which any director's term will expire, the class of each director, the number of shares of Common Stock of the Company owned by the nominee or director at November 30, 1999, and the percentage of all outstanding shares of Common Stock owned by the nominee or director on such date:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                                         PERCENTAGE OF
   NAME, AGE, PRINCIPAL OCCUPATION, BUSINESS      CALENDAR                  SHARES OF       COMMON
EXPERIENCE AND YEAR IN WHICH ANY DIRECTOR FIRST   YEAR TERM     CLASS OF     COMMON          STOCK
   BECAME A DIRECTOR (FOR CURRENT DIRECTORS)     WILL EXPIRE    DIRECTOR      STOCK       OUTSTANDING
-----------------------------------------------  -----------    --------    ---------    -------------
NOMINEE FOR A THREE-YEAR TERM:
Manuel Correia.................................    2000           I            67,522           *
  Age 65. Mr. Correia is currently the Chief
  Operating Officer of CoWare, Inc. Mr. Correia
  served as Vice President, Applications
  Engineering Operations of Cadence from 1993
  to 1994 and Vice President, Customer Service
  of Cadence from 1991 to 1993. Mr. Correia is
  also a director of CATS Software, Inc. Mr.
  Correia has been a director of the Company
  since 1993.
CONTINUING DIRECTORS:
Roland D. Pampel...............................    2002           III          32,000           *
  Age 65. Mr. Pampel was the President and
  Chief Operating Officer of Microcom
  Corporation from March 1994 until his
  retirement in January 1997 and a director of
  Microcom from March 1994 until May 1997 when
  Microcom was acquired. Before joining
  Microcom, Mr. Pampel served as the President,
  Chief Executive Officer and a director of
  Nicolet Instrument Corporation from October
  1991 to December 1993, and as President,
  Chief Executive Officer and a director of
  Bull HN Information Systems from January 1988
  to July 1990. Mr. Pampel is also a director
  of Peritus Software Inc. Mr. Pampel has been
  a director of the Company since 1995.

                                                                                         PERCENTAGE OF
   NAME, AGE, PRINCIPAL OCCUPATION, BUSINESS      CALENDAR                  SHARES OF       COMMON
EXPERIENCE AND YEAR IN WHICH ANY DIRECTOR FIRST   YEAR TERM     CLASS OF     COMMON          STOCK
   BECAME A DIRECTOR (FOR CURRENT DIRECTORS)     WILL EXPIRE    DIRECTOR      STOCK       OUTSTANDING
-----------------------------------------------  -----------    --------    ---------    -------------
Robert A. Pemberton............................    2001          II         2,223,362        18.2%
  Age 58. Mr. Pemberton founded the Company and
  has served as Chairman of the Board and a
  Director since 1981. He served as Chief
  Executive Officer from 1981 to December 1996,
  and from July 1999 to the present. He served
  as President from 1981 to 1990, from 1993 to
  February 1996 and from July 1999 to the
  present. Before founding the Company, Mr.
  Pemberton held management positions at State
  Street Bank and Trust Company in Boston and
  was a Vice President at Boston Safe Deposit
  and Trust Company.
Robert P. Schechter............................    2001          II            32,000           *
  Age 51. Mr. Schechter has been the President,
  Chief Executive Officer and a director of
  Natural MicroSystems Corporation since May
  1995 and Chairman since March 1996. From 1987
  to 1994, Mr. Schechter held various senior
  executive positions at Lotus Development
  Corporation and from 1980 to 1987 was a
  partner of Coopers & Lybrand LLP. Mr.
  Schechter has been a Director of the Company
  since July 1995.

---------------

* less than 1%.

     The Company has an Audit Committee, currently comprised of Messrs. Schechter and Pampel. From the beginning of fiscal year 1999 until February 1999, the Audit Committee was comprised of Messrs. Schechter and Cheheyl. The Audit Committee, which held three meetings during the year ended September 30, 1999, makes recommendations to the Board of Directors relative to the appointment of independent auditors, reviews the scope and results of the independent audit, and establishes and monitors policy relative to non-audit services provided by the independent auditors in order to ensure that the auditors are in fact independent.

     The Company has a Compensation Committee, comprised of Messrs. Correia and Pampel, which held six meetings during the year ended September 30, 1999. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives and administers the Company's 1989 Stock Option Plan, 1995 Stock Plan (the "1995 Plan"), 1995 Employee Stock Purchase Plan and 1995 Non-Employee Director Stock Option Plan (the "Director Plan").

     During the year ended September 30, 1999, the Board of Directors of the Company held ten meetings. Each of the directors attended at least 70% of the meetings of the Board of Directors and 100% of the meetings held by all committees of the Board on which he served, in each case during the periods that he served.

DIRECTORS' COMPENSATION

     Each non-employee director of the Company receives $10,000 annually (paid at the rate of $2,500 per quarter) for serving as a director and an additional $1,000 for each Board meeting attended. Mr. Correia receives $1,000 for travel time associated with his attendance at Board meetings in Massachusetts. The non-employee directors of the Company are Messrs. Correia, Pampel and Schechter. The Company also reimburses non-employee directors for expenses incurred in attending Board meetings. No additional compensation is paid to directors for attending Board or committee meetings.

     Under the Company's Director Plan, at each annual meeting, each non-employee director of the Company will receive an option to purchase 4,000 shares of Common Stock, which will be exercisable over a four-year period at the rate of 25% per year. In addition, any person shall, upon first becoming a non-employee director, receive an option to purchase 28,000 shares, which will also be exercisable over a four-year period at the rate of 25% per year. The exercise price per share for all options granted under the Director Plan will be equal to the market price of the Common Stock on the date of grant. During fiscal 1999, each of the non-employee directors was granted an option to purchase 4,000 shares of Common Stock at $5.063, the fair market value on the date of grant.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, the Company's former Chief Executive Officer, two individuals who would have been considered among the Company's four most highly compensated individuals but for the fact that they were no longer employed by the Company at the end of the fiscal year, and each of the four other most highly compensated executive officers of the Company for the three years ended September 30, 1999 (such executive officers are sometimes collectively referred to herein as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                               COMPENSATION(3)
                                                                               ---------------
                                                                                   AWARDS
                                                ANNUAL COMPENSATION            ---------------
                                       -------------------------------------     SECURITIES
NAME AND PRINCIPAL             FISCAL                         OTHER ANNUAL       UNDERLYING       ALL OTHER
POSITION(1)                     YEAR    SALARY     BONUS     COMPENSATION(2)   OPTIONS/SARS(#)   COMPENSATION
-----------------------------  ------  --------   --------   ---------------   ---------------   ------------
Robert A. Pemberton..........    1999  $160,000   $ 11,878       $    --                --         $  8,729(4)
  Chairman, President and        1998   175,000     61,112            --            30,000           77,138(5)
  Chief Executive Officer        1997   182,000     79,122            --                --          124,566(6)
Frederick J. Lizza...........    1999   216,667     18,750        50,175(7)         15,000          428,700(4)
                                 1998   260,000     95,932           920(8)         30,000            3,579(5)
                                 1997   241,667    122,102            --           170,000            5,010(6)
Maria G. Burud...............    1999   171,974     82,756            --            65,000            3,146(4)
  Group Vice President,          1998        --         --            --                --               --
  North American Field           1997        --         --            --                --               --
  Operations
Daniel J. Kossman............    1999   175,000     23,756            --            15,000            2,979(4)
  Vice President,                1998   175,000     63,955           920(8)         25,000            3,608(5)
  Chief Financial Officer(9)     1997   165,000     80,099            --            70,000            4,688(6)
Terence Joint................    1999   159,683     95,877            --            50,000           10,836(4)
  Group Vice President,          1998        --         --            --                --               --
  International                  1997        --         --            --                --               --
Mark F. Ohrenberger..........    1999   153,334     34,545            --            45,000            4,645(4)
  Group Vice President           1998        --         --            --                --               --
  Products                       1997        --         --            --                --               --
John W. Baumstark............    1999   153,079     50,832            --            15,000            2,383(4)
                                 1998   200,000    146,093         1,104(8)         30,000            3,590(5)
                                 1997   175,000    166,228            --            75,000            3,414(6)
Robert G. Parker.............    1999   142,500     16,875            --            30,000          143,385(4)
                                 1998        --         --            --                --               --
                                 1997        --         --            --                --               --

---------------

(1) Principal positions shown are those held as of September 30, 1999, which is the end of fiscal year 1999.

(2) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named Executive Officer for such year.

(3) Represents stock options granted during fiscal 1997, 1998 and 1999 under the Company's 1995 Plan. The Company did not make any restricted stock awards, grant any stock appreciation rights ("SARs") or make any long-term incentive plan payouts during fiscal 1997, 1998 or 1999.

(4) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Company for the benefit of separate trusts for the benefit of Mr. Pemberton's family members (the "Pemberton Family Trusts"); (b) Company contributions under the 401(k) Plan or other retirement plan of $3,902 for Mr. Pemberton, $3,700 for Mr. Lizza, $3,146 for Ms. Burud, $2,979 and for Mr. Kossmann, $10,836 for Mr. Joint, $4,645 for Mr. Ohrenberger and $2,383 for Mr. Baumstark,; (c) life insurance premiums paid on a universal life policy maintained by the Company of $3,877 for Mr. Pemberton; and (d) payments made in connection with Mr. Lizza's and Mr. Parker's departure from the Company, in the amounts of $425,000 and $143,385, respectively.

(5) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Company for the benefit of Pemberton Family Trusts; (b) Company matching contributions under the 401(k) Plan of $4,821 for Mr. Pemberton, $3,579 for Mr. Lizza, $3,590 for Mr. Baumstark, $3,608 and for Mr. Kossmann; (c) life insurance premiums paid on a universal life policy maintained by the Company of $3,877 for Mr. Pemberton; and (d) the dollar value of the benefit to Mr. Pemberton of split-dollar life insurance premiums paid by the Company on policies providing total coverage of $10,000,000 owned by the Pemberton Family Trusts, determined to be $67,490 on an actuarial basis. The premium payments made by the Company under the split-dollar life insurance policies are advances for the benefit of the Pemberton Family Trusts which are secured by assignments of the related insurance policies. The premium advances made by the Company under the split-dollar plans will be repaid (without interest) out of the death benefits payable under the policies.

(6) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Company for the benefit of the Pemberton Family Trusts;
    (b) Company matching contributions under the 401(k) Plan of $3,643 for Mr. Pemberton, $5,010 for Mr. Lizza, $3,414 for Mr. Baumstark and $4,688 for Mr. Kossmann; (c) life insurance premiums paid on a universal life policy maintained by the Company of $3,876 for Mr. Pemberton; and (d) the dollar value of the benefit to Mr. Pemberton of split-dollar life insurance premiums paid by the Company on policies providing total coverage of $10,000,000 owned by the Pemberton Family Trusts, determined to be $116,097 on an actuarial basis. The premium payments made by the Company under the split-dollar life insurance policies are advances for the benefit of the Pemberton Family Trusts which are secured by assignments of the related insurance policies. The premium advances made by the Company under the split-dollar plans will be repaid (without interest) out of the death benefits payable under the policies.

(7) Represents payments made in connection with Mr. Lizza's departure.

(8) Represents tax adjustments paid during the fiscal year.

(9) Mr. Kossmann ceased to serve as an executive officer of the Company as of December 21, 1999.

  OPTION GRANTS DURING 1999

     The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the Named Executive Officers during 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                              POTENTIAL
                              ----------------------------------------------------------      REALIZABLE VALUE
                              NUMBER OF     PERCENT OF                                       AT ASSUMED ANNUAL
                              SECURITIES   TOTAL OPTIONS                                       RATES OF STOCK
                              UNDERLYING    GRANTED TO     EXERCISE OR                       PRICE APPRECIATION
                               OPTIONS     EMPLOYEES IN    BASE PRICE                      FOR OPTION TERM($)(4)
                               GRANTED      FISCAL YEAR        PER         EXPIRATION      ----------------------
            NAME                (#)(1)        (%)(2)        SHARE(3)          DATE            5%           10%
            ----              ----------   -------------   -----------   ---------------   ---------    ---------
Robert A. Pemberton.........        --            0           $  --                --      $     --     $     --
Frederick J. Lizza(5).......    15,000         1.27            5.88        04/30/2000         7,056       13,230
Maria G Burud...............    15,000         5.49            5.88        10/16/2008        55,469      140,568
                                50,000                         5.75        06/03/2009       180,807      458,201
Daniel J. Kossmann(6).......    15,000         1.27            5.88        03/31/2000         6,174       12,789
Terence Joint...............    10,000         4.22            5.88        10/16/2008        36,979       93,712
                                40,000                         4.25        05/03/2009       106,912      270,936
Mark F. Ohrenberger.........    20,000          3.8            5.88        10/16/2008        73,958      187,424
                                25,000                         4.25        05/03/2009        66,820      169,335
John W. Baumstark(7)........    15,000         1.27            5.88        09/09/1999         4,057        7,938
Robert G. Parker(8).........    30,000         2.54            5.88        10/16/1999         8,820       17,640

---------------
(1) The per share exercise price of all options is the market price of the Common Stock on the date of grant, and the term of each option is ten years, subject to earlier termination upon termination of employment. The exercisability of all such options for Messrs. Pemberton, Lizza, Kossmann and Baumstark accelerates upon termination of the optionee's employment for any reason other than cause if the optionee executes a one-year non-competition agreement with the Company.

(2) Based on an aggregate of 1,183,200 shares subject to options granted to employees of the Company in fiscal 1999.

(3) The exercise or base price per share of each option was equal to the fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee of the Board of Directors.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.

(5) Mr. Lizza ceased to serve as an executive officer of the Company as of July 31, 1999.

(6) Mr. Kossmann ceased to serve as an executive officer of the Company as of December 21, 1999.

(7) Mr. Baumstark ceased to serve as an executive officer of the Company as of June 11, 1999.

(8) Mr. Parker ceased to serve as an executive officer of the Company as of July 15, 1999.

  OPTION EXERCISES DURING 1999 AND YEAR END OPTION VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended September 30, 1999; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at September 30, 1999; and (iv) the value of such unexercised options at September 30, 1999:

                        AGGREGATED OPTION/SAR EXERCISES
                    IN LAST FISCAL YEAR AND FISCAL YEAR-END
                              OPTION/SAR VALUES(1)

                                                                                            VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 SHARES                     OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(3)
                               ACQUIRED ON      VALUE      ----------------------------   -------------------------
NAME                           EXERCISE(#)   REALIZED(2)   EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE
----                           -----------   -----------   ----------------------------   -------------------------
Robert A. Pemberton..........        --        $    --         14,571/15,429                     $0/$0
Frederick J. Lizza(4)........    55,000         58,000           450,654/0                     50,089/0
Maria G. Burud...............        --             --         66,764/90,036                   41,868/0
Daniel J. Kossmann(5)........        --             --        134,428/67,573                   116,332/0
Terence Joint................        --             --         12,142/62,858                   0/30,000
Mark F. Ohrenberger..........        --             --         11,200/55,000                 2,580/18,750
John W. Baumstark(6).........        --             --           50,856/0                         0/0
Robert G. Parker(7)..........        --             --           30,499/0                         0/0

---------------
(1) The Company has not granted SARs.

(2) Amounts disclosed in this column are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(3) Value is based on the difference between the option exercise price and the fair market value at September 30, 1999, the fiscal year end ($5.00 per share closing price as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

(4) Mr. Lizza ceased to serve as an executive officer of the Company as of July 31, 1999.

(5) Mr. Kossmann ceased to serve as an executive officer of the Company as of December 21, 1999.

(6) Mr. Baumstark ceased to serve as an executive officer of the Company as of June 11, 1999.

(7) Mr. Parker ceased to serve as an executive officer of the Company as of July 15, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that one or more former executive officers of the Company did not comply with filing requirements under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), after the executives' departure from the Company, during the year ended September 30, 1999. The Company is not aware of any other executive officer, director or principal stockholder who failed to comply with filing requirements under Section 16 of the Exchange Act during the year ended September 30, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Correia and Pampel. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the

Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors: Messrs. Correia and Pampel. From time to time, the Company's Chief Executive Officer (formerly, Mr. Lizza and currently Mr. Pemberton) and the Company's General Counsel (Ms. Monk) may attend meetings of the Compensation Committee.

     Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for establishing, amending, terminating and making grants under the Company's stock and stock option plans and reviewing and approving cash and noncash compensation matters concerning the executive officers of the Company. The Compensation Committee's objective is to establish compensation programs designed to (a) attract, retain and reward executives who will lead the Company in achieving its business goals and (b) align the financial interests of the Company's executives with those of its long-term investors.

     Overview

     Compensation under the executive compensation program is comprised of cash compensation in the form of salary, quarterly and annual incentive bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical, disability and life insurance plans, financial planning assistance, the 1995 Employee Stock Purchase Plan, a 401(k)-qualified savings and profit-sharing plan and retirement plans for non-U.S. employees. All of these plans, other than the financial planning assistance, are generally available to all employees of the Company, depending on the country in which they work.

     Annually, the Company reviews proxy information from comparable companies and data from a number of surveys, including nationally recognized surveys, to determine the compensation of its executives. The Compensation Committee believes that each executive's total annual target compensation (that is, annual base salary plus incentive compensation) is set within the range of compensation for executives in comparable companies.

     Base Salary

     Base salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid similar executive officers at comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Compensation Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives.

     Base salary levels for fiscal year 1999 for each of the Company's executive officers, including the Chief Executive Officer, were determined based on the data described above. Fiscal year 1999 base salary levels for each of the executives generally were at or near the average salary levels for the comparable positions at comparable companies.

     Incentive Compensation

     Each of the executive officers were eligible to receive cash bonuses at the end of each fiscal quarter and at the end of the fiscal year based upon the Company's performance. Generally, actual quarterly and annual bonuses earned are based upon the Company's performance in comparison to the quarterly and annual financial targets, respectively. The Compensation Committee believes that, although the ratio of bonus to base salary varies significantly, the annual bonus amounts for fiscal year 1999 for each of the Company's executive officers, including the Chief Executive Officer, were generally set within the range of incentive compensation levels for comparable executives at comparable companies.

     The Company assigned each executive officer a target bonus amount, which amounts range from $11,875 to $171,462 ($50,000 and $56,250 for Messrs.
Pemberton and Lizza, respectively). The Company then determined fiscal year 1999 bonuses by analyzing achievement of revenue targets and operating income targets and awarded each executive officer a percentage of his or her target bonus amount. Because the Company did not meet all of such performance goals, the bonus that each executive officer received was less than his or her target annual bonus amount. Additionally, because the performance goals varied among the executive officers and because some left the Company prior to the end of the fiscal year, the percentage of target bonus earned by the executive officers varied -- ranging from a low of 23.8% of target bonus to a high of 80.6% of target bonus (23.8% and 33.3% for Messrs. Pemberton and Lizza, respectively).

     In addition, if the Company's performance was substantially greater or less than its performance targets in any quarter or for the year, actual quarterly and annual bonuses paid would have been greater or less than the target quarterly and annual bonus by an accelerated or decelerated factor, as the case may be. With respect to Messrs. Pemberton, Lizza, Parker and Kossmann, and Ms. Monk, in the event that the Company achieved or exceeded each of the performance targets on which quarterly and annual bonuses were based, each would have been entitled to receive an additional bonus of 50% (30% in the case of Mr. Baumstark) of his or her respective target bonus amount. None of Messrs. Pemberton, Lizza, Parker and Kossmann, or Ms. Monk, received this additional bonus.

     In general, for Messrs. Pemberton, Lizza, Parker and Kossmann and for Ms. Monk, fifty percent of their annual bonus amounts are based upon quarterly performance and fifty percent are based upon annual performance. For Messrs. Joint and Ohrenberger and Ms. Burud, their bonuses are generally based upon the Company's quarterly performance only. Quarterly and annual bonuses totaling $361,399 were awarded to the Company's executive officers, of which Mr. Pemberton received $11,878, Mr. Lizza received $18,750 and Messrs. Kossmann, Baumstark, Ohrenberger, Parker and Joint, and Ms. Burud and Monk, collectively, received $330,771.

     Stock Options

     Stock options are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. The Company's stock option plans are administered by the Compensation Committee. To date, the Compensation Committee has not granted stock options at less than fair market value.

     Generally, stock options are granted to eligible employees from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company grants new options to the executives, including the Chief Executive Officer, on an ongoing basis to provide continuing incentives to the executives for future performance and to incent them to remain with the Company.

     During the fiscal year ended September 30, 1999, options to purchase an aggregate of 250,000 shares of Common Stock were awarded to the Company's executive officers. Of such options, none were granted to Mr. Pemberton and 15,000 were granted to Mr. Lizza.

     Other Benefits

     The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit-sharing plan, which permits employees to invest in a wide variety of funds on a pre-tax basis. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees. The Company also provides financial planning assistance for executive officers of the Company.

     Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the tax deduction for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and the related regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation shall be deductible for federal income tax purposes.

     The CEO's Compensation

     Consistent with the executive compensation policies described above of providing salaries and target incentive compensation based on survey and proxy data for comparable positions in comparable companies, the Compensation Committee determined the base salary and target incentive compensation for Mr. Pemberton, the Company's Chief Executive Officer, and Mr. Lizza, the Company's previous Chief Executive Officer.

     The incentive compensation that Mr. Pemberton received for fiscal 1999 was 23.8% of the target incentive compensation set for him because the Company did not meet all of the performance goals set for it by the executive officers and the Board of Directors for the fiscal year. For the fiscal year, Mr. Pemberton received $160,000 in base salary and was awarded bonuses totaling $11,878 based upon corporate performance. Mr. Pemberton's bonus compensation for fiscal 1999 was approximately 7.4% of his base salary. Mr. Pemberton, who beneficially owned, as of September 30, 1999, 2,206,863 shares of Common Stock in the Company of which 14,571 comprised shares issuable upon the exercise of options, 175,000 comprised shares held by the Pemberton Family Foundation, Inc. and 2,031,863 comprised shares held by The Robert A. Pemberton Family Trust, was not granted options to purchase shares of Common Stock in fiscal 1999.

     The incentive compensation that Mr. Lizza received for fiscal 1999 was 33.3% of the target incentive compensation set for him because the Company did not meet all of the performance goals set for it by the executive officers and the Board of Directors for the fiscal year, and because Mr. Lizza left the Company in the tenth month of the fiscal year. For the fiscal year, Mr. Lizza received $216,667 in base salary and was awarded bonuses totaling $18,750 based upon corporate performance. Mr. Lizza's bonus compensation for fiscal 1999 was approximately 8.65% of his base salary. Mr. Lizza received additional compensation of $475,175 following his departure from the Company. Mr. Lizza, who beneficially owned, as of September 30, 1999, 351,346 shares of Common Stock in the Company of which 310,000 comprised shares issuable upon the exercise of options, was granted options to purchase 15,000 shares of Common Stock in fiscal 1999.

                                          RESPECTFULLY SUBMITTED BY THE
                                          COMPENSATION COMMITTEE

                                          Manuel Correia
                                          Roland D. Pampel

STOCK PERFORMANCE CHART

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on November 17, 1995 through September 30, 1999, with the cumulative total return for The Nasdaq Stock Market (U.S. companies) and the Hambrecht & Quist Computer Software Index (the "H & Q Computer Index"). The comparison assumes $100 were invested on November 17, 1995 in the Company's Common Stock at the $11.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG INFINIUM SOFTWARE, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE HAMBRECHT & QUIST COMPUTER SOFTWARE INDEX

                                                                               NASDAQ STOCK MARKET          HAMBRECHT & QUIST
                                                 INFINIUM SOFTWARE, INC.             (U.S.)                 COMPUTER SOFTWARE
                                                 -----------------------       -------------------          -----------------
11/17/95                                                 100.00                      100.00                      100.00
9/96                                                      91.00                      118.00                      117.00
9/97                                                     138.00                      162.00                      152.00
9/98                                                      87.00                      165.00                      158.00
9/99                                                      47.00                      268.00                      233.00

       * $100 INVESTED ON 11/17/95 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

CERTAIN RELATED PARTY TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

     One member of Mr. Pemberton's family is employed by the Company in a managerial, non-executive position. The Company believes that the compensation paid by the Company to this family member is on terms no less favorable to the Company than could be obtained from unrelated third parties. CHECK FOR OTHER COMPENSATION OR CONTRACTS WHICH EXCEED MINIMUM THRESHOLD.

SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors proposes that the firm of PricewaterhouseCoopers LLP ("PwC"), independent certified public accountants, be appointed to serve as auditors for the fiscal year ending September 30, 2000. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years. PwC has served as the Company's accountants since 1994. It is expected that a member of PwC will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Hyannis, Massachusetts not later than September 11, 2000 for inclusion in the proxy statement for that meeting.

                                          By order of the Board of Directors,

                                          Anne Marie Monk, Clerk

                                          January 11, 2000

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                                                  SKU 1452-PS-00

                                  DETACH HERE

                                     PROXY

                            INFINIUM SOFTWARE, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 11, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints Veronica M. Zsolcsak and Anne Marie Monk, and each of them with full power of substitution, as Proxies to represent and vote all shares of stock of INFINIUM SOFTWARE, INC. (the "Corporation"), which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Corporation to be held on Friday, February 11, 2000 at 3:00 p.m. local time at The Marriott Long Wharf, 296 State Street, Boston, MA 02109 and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 10, 2000 a copy of which has been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEE AND IN FAVOR OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


--------------                                                 ----------------
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                            SIDE
--------------                                                 ----------------

                                  DETACH HERE

---  PLEASE MARK
 X   VOTES AS IN
---  THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                                                                                             FOR  AGAINST  ABSTAIN
     1. To elect one (1) Class I director to serve for a         2. To ratify the selection of the firm of
        three-year term except as marked to the contrary below:     PricewaterhouseCoopers LLP as auditors   [ ]    [ ]      [ ]
                                                                    for the fiscal year ending September 20,
                                                                    2000.
        NOMINEE:   Manuel Correia
                                                                 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
           FOR                       WITHHELD                    SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
           THE     [  ]        [  ]  FROM THE                    OR ANY ADJOURNMENT THEREOF.
         NOMINEE                     NOMINEE
                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [  ]

                                                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [  ]


                                                                 Please sign your name exactly as it appears on your stock
                                                                 certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign.
                                                                 If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized
                                                                 officers should sign for corporations.


Signature: ________________________ Date: __________________ Signature: _____________________________ Date: ___________________

10 January 2000

[LOGO]
INFINIUM


To Our Stockholders:

Throughout Fiscal Year 1999, Infinium had the foresight to prepare well for a significant market slowdown. We managed through a period where businesses were highly reticent about buying new business applications before the year 2000. Through successful selling into our loyal customer base and strong financial management, including intelligent cost containment, we remained financially healthy. While software revenues fell off, service revenues grew to take up the slack. The result was modest growth in what was arguably the worst year in the history of the application software industry.

We took almost 300 customers live with Infinium solutions and contracted with hundreds more. Revenues grew to $122 million during Fiscal Year 1999. For information on our financial results, we've provided our fiscal 1999 Annual Report and Proxy Statement in this packet. You can also find this information on our Web site at www.infinium.com.

NEW INITIATIVES

Since I returned as CEO during the 4th quarter of fiscal 1999, we have aggressively embarked on an effort to transform Infinium into a company based on the Internet. We're laser-focused on being ready to take advantage of the new market opportunities beyond the Y2K slowdown. And that opportunity lies in helping customers succeed in the new e-business enabled "virtual" marketplace.

We are making major investments in retooling our software solutions for Web deployment. We've completed the prototype of our Human Resources solution and are finalizing usability testing. We currently expect new light-browser versions of all our solutions to be available in the next calendar year.

We are also extending our offerings into the front office with "reach-out" solutions that build a bridge between live enterprise data, and individual users. For example, in fiscal 1999, we released a new Web-centric management tool, our Business Intelligence Analytic Server, as well as a "self service" benefits enrollment solution for all employees.

Other new initiatives we expect to add to our portfolio this year include front-facing strategic solutions such as Customer Relationship Management, or CRM, and Web-enabled supply chain and materials management extensions to our existing systems.

All of these new product initiatives are being pursued at an aggressive pace.

APPLICATION SERVICE PROVIDER

Most exciting of all, we are in the process of taking our proven ability to deliver excellent customer service to a whole new level. Infinium is becoming an application service provider (ASP), and will host customers' enterprise applications. Customers will be able to access their business-critical applications over the Web without the associated costs of owning, managing and supporting the applications and their back-office infrastructure. For Infinium, ASP is about relationships -- not rentals. Our ASP offering is about meeting the specific needs of each customer -- freeing their limited, valuable resources to focus on achieving their organizations' strategic e-business initiatives.

                                                           25 Communications Way
                                                               Hyannis, MA 02601
                                                        telephone (508) 778.2000
                                                              fax (508) 778.2141

INSIDE INFINIUM

Empowering our customers to do great work means empowering our own people to do the same. Our success is dependent on the talent, creativity, initiative, and commitment to customer care of each Infinium employee. We've recently launched an intensive, company-wide training and education program to ensure a customer-centric business model, and to build on an already flourishing corporate culture that attracts and retains the best people in the industry.

OUTSIDE INFINIUM -- MARKET AWARENESS

In Fiscal 1999, we embarked on a aggressive brand awareness campaign that included a significant investment in advertising, Web-based marketing programs, and public relations. We intend to continue our aggressive pursuit of market mindshare in the coming year by extending the campaign with a focus on our customers. With a 90-plus percent customer retention rate, one of the highest in the industry, it makes sense for us to let our customers tell the market how Infinium empowers them to do great work.

ANNUAL MEETING

We'll be holding our annual meeting this year at The Marriott Long Wharf, in Boston, Massachusetts, on February 11, 2000 at 3:00 p.m. Please join us to learn more about Infinium's plans to expand our business with these exciting new initiatives.


Sincerely,

/s/ Robert A. Pemberton
--------------------------------
Robert A. Pemberton
CEO
Infinium






ALL STATEMENTS CONTAINED IN THIS LETTER THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS REGARDING THE COMPANY'S FUTURE PRODUCTS AND PRODUCT DEVELOPMENT PLANS, ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD LOOKING IN NATURE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, AS MORE FULLY DESCRIBED IN THE ENCLOSED 1999 ANNUAL REPORT AND PROXY, AS WELL AS OTHER FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.